INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Acceptance Corporation on Form S-8 of our report dated July 29, 1999, appearing in the Annual Report on Form 10-K of Union Acceptance Corporation for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Indianapolis, Indiana

November 16, 1999